SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

AVANT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-225433	38-4053064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address of Principal Executive Offices)

(866) 533-0065

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On June 3, 2023, Avant Technologies, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with Flow Wave, LLC, a company formed in Florida (“FW”) which has developed supercomputer servers (“Assets”) pursuant to which the Company will acquire up to 50 fully developed supercomputer servers (the “Transaction”). Consummation of the Transaction shall be subject to the execution of a mutually satisfactory definitive agreement by the Company and FW (the “Definitive Agreement”) as well as standard corporate governance measures.

Pursuant to the Letter of Intent, the Company is to acquire the Assets. The Company will be obligated to issue FW promissory note in the principal amount of $50 million payable by the Company to FW in six even monthly payments, bearing interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance) with the payments commencing upon the Company successfully completing a minimum raise of $20,000,000.

The Company will have six (6) months to make full cash payment (plus interest) to FW, post capital raise. In the event the Company fails to make full cash payment to FW within six months following the capital raise, the Definitive Agreement will be rendered null and void and the Company will return title and server equipment to FW in exchange for all historical payments made by the Company to FW.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by the full text of the letter, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 5, 2024, the Company issued a press release announcing the Letter of Intent between FW and the Company. The press release, which is furnished in this report as Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history, competitive factors in the Company’s and FW’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Intent, dated as of June 3, 2024
99.2	Press Release, dated June 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT TECHNOLOGIES, INC.

Date: June 5, 2024	By: /s/ Vitalis Racius
Name: Vitalis Racius Title: Chief Financial Officer, Director & Treasurer